As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-1388364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

2013 Equity Incentive Plan

2013 Employee Stock Purchase Plan

(Full titles of the plans)

Michael D. Clayman, M.D.

Chief Executive Officer

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

(781) 305-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Mark S. Levine General Counsel and Corporate Secretary Flexion Therapeutics, Inc. 10 Mall Road, Suite 301 Burlington, MA 01803 (781) 305-7777

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2013 Equity Incentive Plan Common Stock, $0.001 par value per share	1,517,854 shares (3)	$14.39	$21,841,919.06	$2,647.25
2013 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	375,768 shares (4)	$14.39	$5,407,301.52	$655.37

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Flexion Therapeutics, Inc. 2013 Equity Incentive Plan (the “2013 EIP”) or the Flexion Therapeutics, Inc. 2013 Employee Stock Purchase Plan (the “2013 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on February 21, 2019, as reported on the Nasdaq Stock Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 EIP on January 1, 2019 pursuant to an “evergreen” provision contained in the 2013 EIP. Pursuant to such provision, on January 1 of each year from 2015 until 2023, the number of shares authorized for issuance under the 2013 EIP is automatically increased by: (a) a number equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; or (b) a number determined by the Registrant’s board of directors that is less than the amount set forth in the foregoing clause (a).

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2013 ESPP on January 1, 2019 pursuant to an “evergreen” provision contained in the 2013 ESPP. Pursuant to such provision, on January 1 of each year from 2015 until 2023, the number of shares authorized for issuance under the 2013 ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; (b) 375,768 shares of Common Stock; or (c) a number determined by the Registrant’s board of directors that is less than the amounts set forth in the foregoing clauses (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2013 EIP and the 2013 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 12, 2014 (File No. 333-193907), on March 24, 2015 (File No. 333-202957), on March 11, 2016 (File No. 333-210111), on March 10, 2017 (File No. 333-216615), on November 6, 2017 (File No. 333-221373), and on March 8, 2018 (File No. 333-223532). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	Flexion Therapeutics, Inc. 2013 Equity Incentive Plan, as amended, and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.
99.2(5)	Flexion Therapeutics, Inc. 2013 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 19, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on February 19, 2014, and incorporated herein by reference.
(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193233), originally filed with the Commission on January 8, 2014, as amended, and incorporated herein by reference.

(4)	Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 14, 2017, and incorporated herein by reference.
(5)

Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193233), originally filed with the Commission on January 8, 2014, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on February 28, 2019.

Flexion Therapeutics, Inc.

By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Clayman and Mark S. Levine, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael D. Clayman, M.D. Michael D. Clayman, M.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	February 28, 2019
/s/ David Arkowitz David Arkowitz	Chief Financial Officer (Principal Financial Officer)	February 28, 2019
/s/ Patrick J. Mahaffy Patrick J. Mahaffy	Chairman of the Board of Directors	February 28, 2019

/s/ Scott A. Canute Scott A. Canute	Member of the Board of Directors	February 28, 2019

/s/ Samuel D. Colella Samuel D. Colella	Member of the Board of Directors	February 28, 2019

/s/ Heath Lukatch, Ph.D. Heath Lukatch, Ph.D.	Member of the Board of Directors	February 28, 2019

/s/ Sandesh Mahatme Sandesh Mahatme	Member of the Board of Directors	February 28, 2019

/s/ Ann Merrifield Ann Merrifield	Member of the Board of Directors	February 28, 2019

/s/ Alan W. Milinazzo Alan W. Milinazzo	Member of the Board of Directors	February 28, 2019

/s/ Mark Stejbach Mark Stejbach	Member of the Board of Directors	February 28, 2019